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                                                                   EXHIBIT 10.14

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

CNRS No. 751272/03

                                                        UM2 N degrees: 03/CR/009

                              RESTATED AND AMENDED

                              COOPERATIVE AGREEMENT

                                     BETWEEN

IDENIX SARL (FORMERLY KNOWN AS NOVIRIO SARL),
Private Corporation whose headquarters is located at Immeuble "La Vigie" 170 rue Leon Blum, 34000 Montpellier, trade registered in Montpellier under the No. B419909148 in the corporate and trade register, REPRESENTED BY MR. JEAN-MARC ALLAIRE, VICE PRESIDENT EUROPE,

acting in its name and in the name and on behalf of Idenix Pharmaceuticals, Inc., (formerly known as Novirio Pharmaceuticals Limited), hereafter collectively named IDENIX, represented by Mr. Jean-Pierre Sommadossi, Chairman of the Board of Directors,

AND

LE CENTRE NATIONAL DE IN RECHERCHE SCIENTIFIQUE,
Public Institution for scientific and technological research, whose headquarters is 3 rue Michel-Ange 75794, Paris, Cedex 16, France SIREN N degrees 180 089 013 ; APE Code 732Z, REPRESENTED BY ITS DIRECTOR GENERAL, MADAME GENEVIEVE BERGER, who grants a power of attorney to Mr. Michel RETOURNA, CNRS Regional Delegate for the Languedoc-Roussillon Delegation to execute this Agreement, hereafter named the "CNRS",

AND

L'UNIVERSITE MONTPELLIER II,
Public Institution with a cultural and professional vocation, located 2 place Eugene Bataillon 34095 Montpellier Cedex 5, SIRET N degrees 193 410 883 00014, APE Code 803Z REPRESENTED BY ITS PRESIDENT, MR. JACQUES BONNAFE,

                            hereafter named "UM II",

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Both the CNRS and the UM II, hereafter referred to as the Organization, acting in their names and in the name and on behalf of the "Laboratoire de Chimie Organique Biomoculeculaire de Synthese", UMR5625 of the CNRS, directed by Mr. Gilles Gosselin,

                    hereafter referred to as the "LABORATORY"

The CNRS, the UM II and Idenix being collectively designated hereafter in this document as "THE PARTIES",

AND

NOVARTIS PHARMA AG, a company registered under the laws of Switzerland, whose headquarters are located Lichstrasse 35, 4056 Basel, Switzerland, REPRESENTED BY MR. SUBBANU SAXENA, HEAD, BUSINESS DEVELOPMENT AND LICENSING-PRIMARY CARE, AND BY MR. ROBERT PELZER, GENERAL COUNSEL

                       hereafter referred to as "NOVARTIS"

which is entering into this Agreement for limited purposes and is undertaking only certain rights and obligations as provided in this Agreement.

Novartis is acting on its own behalf and on behalf of its Affiliates, with the exception of IDENIX, hereafter referred to as "NOVARTIS AFFILIATES"; such Affiliates being defined as any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with Novartis. For purposes of this definition of "Affiliate", "control" shall mean
(a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

WHEREAS, the Parties have entered into a Cooperative Laboratory Agreement effective as of January 1, 1999 (CNRS Agreement # 751272/00), which has been amended by supplemental Agreements dated May 17, 2001 (First Amendment # 751272/01) and April 11, 2002 (Second Amendment # 751272/02).

WHEREAS, the Parties have agreed to make additional amendments to the Cooperative Laboratory Agreement.

WHEREAS, in addition, Idenix, certain stockholders of Idenix and Novartis have entered into an agreement on March 21, 2003, under which Novartis has agreed to acquire a majority equity interest in Idenix. Idenix and Novartis have further agreed that they will enter into agreements to jointly develop and commercialize Idenix's core antiviral drug candidates. In particular, Idenix and Novartis expect to enter into an agreement relating to the development and commercialization of certain products (hereafter the "DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT") and an agreement relating to the manufacture and supply of drug candidates and product (hereinafter the "Master Manufacturing and Supply Agreement").

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As part of this cooperation, the Parties and Novartis have agreed that, after execution and during the term of the Development, License and Commercialization Agreement, Novartis and Novartis Affiliates would be expressly permitted to exercise certain rights of Idenix under the Agreement as expressly provided in this Agreement.

WHEREAS, the Parties now wish to amend and restate the Cooperative Laboratory Agreement to incorporate the amendments agreed among them, and in particular, the addition of Novartis as a limited party to the Agreement.

NOW, THEREFORE, the Parties agree to amend and restate the Cooperative Laboratory Agreement as follows:

THE FOLLOWING IS AGREED TO:

ARTICLE 1. PURPOSE OF THE AGREEMENT

Together the Parties plan to conduct a research program and to allocate material, financial, and human resources to it. The entity formed by the research program and the means allocated to it is named the "cooperative Laboratory of research on nucleosidic substances", hereafter designated as the COOPERATIVE LABORATORY.

The purpose of this agreement is to define the operating methods of the COOPERATIVE LABORATORY. It consists of a group of organizations whose aim is to achieve a common goal, and does not imply in any way the creation of a legal entity. It excludes the "affectio societatis" (intention to co-operate in a partnership and right to supervise its administration*) and any other direct or indirect association with any corporation in any form whatsoever. Specifically, with regard to third parties, each of the Parties will act in its own name and on its own behalf.

[*EDITOR'S NOTE: F.H.S. Bridge: The Council of Europe French-English Legal Dictionary]

In addition, the purpose of this Agreement is to define the rights granted to Novartis and Novartis Affiliates under this Agreement, as expressly and exclusively provided in Articles 7 and 12 of this Agreement, and in Articles 1, 2, 3 and 4.3 of Annex 3 to this Agreement, and subject to the limitations set forth in Article 12 of this Agreement.

ARTICLE 2. THE COOPERATIVE LABORATORY'S RESEARCH PROGRAM

This agreement applies to research directly or indirectly relating to [**] to be used as [**] including but not limited to research and development of procedures, as well as tests and methods related thereto, referred to as the RESEARCH FIELD hereafter.

Its purpose is to facilitate the activity of the Parties in research and development for substances and methods that are relevant to the pharmaceutical industry.

The COOPERATIVE LABORATORY's research program, referred to as the Research Program hereafter, is defined annually. The initial Research Program is appended to this agreement

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(Annex 1). It is updated every year and, if necessary, modified according to the terms described in Article 5.1.2. In this case, Annex I shall be updated.

ARTICLE 3. MEANS ALLOCATED TO THE COOPERATIVE LABORATORY

3.1 COMPOSITION

The COOPERATIVE LABORATORY is comprised of personnel from the IDENIX Laboratories, and from the CNRS and the UM II working full-tune or part-time in the Research Program.

Temporary personnel may be added to the permanent personnel.

The permanent personnel is paid by and supervised by its original organization, according to the terms described in Article 6.

3.2 LOCATION

The COOPERATIVE LABORATORY is located in premises provided by the UM II, as described in Annex 2 to this Agreement, which is an integral part of this Agreement. These premises constitute certain of the resources the UM II is providing to the COOPERATIVE LABORATORY. Given the renovations done by Idenix when it moved into the premises, the temporary authorization to use said premises is given without additional financial cost. When use of the premises shall cease, and at the latest upon termination of this Agreement, Idenix-shall return such premises as they then exist.

3.3 MEANS

Each Party promises, for its part, to respect the plan for allocating resources to the COOPERATIVE LABORATORY as described in Annex 2, which is an integral part of this Agreement.

This Annex shall be updated every year following discussion between the Parties.

In addition to these planned resources, the Parties will strive to obtain additional funding from different institutions likely to support the activities of the COOPERATIVE LABORATORY.

In particular, the Organization will do everything it can to welcome foreign researchers on long-term assignments with the COOPERATIVE LABORATORY.

ARTICLE 4. PARTNERSHIPS AND SIMILAR AGREEMENTS

Partners from the public or private sectors can be lead to collaborate in the context of COOPERATIVE LABORATORY activities. Such collaboration will be the subject of specific research projects signed by all of the Parties, and clauses related to ownership and exploitation of results must be compatible with those contained in this agreement. The present agreement shall prevail should there be inconsistencies between this agreement and these specific contracts.

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ARTICLE 5. OPERATIONS

The definition and the implementation of the Research Program depend on the powers of the Steering Committee and of the Director of the COOPERATIVE LABORATORY, as indicated below.

5.1 STEERING COMMITTEE

5.1.1 COMPOSITION

The Steering Committee of the COOPERATIVE LABORATORY consists of two representatives from the CNRS, of two representatives of the UM II, and of three representatives for IDENIX, and of invited members. The Director of the COOPERATIVE LABORATORY is entitled to participate to the Steering Committee. The Steering Committee is made up as follows:

For IDENIX:

         -        The Vice President for Europe, IDENIX Laboratory (IDENIX
                  SARL), or his representative.

         - The Chairman of the Board of Directors of IDENIX, and CEO of IDENIX or his representative.

         - Mr. Jean-Louis lmbach, Professor Emeritus of the University of Montpellier 11, consultant for IDENIX Laboratories (IDENIX
                  SARL), or his representative.

For the CNRS:

         - The Director of the Department of Chemistry at the CNRS, or his representative.

         -        The Regional Delegate at the CNRS or his representative.

For UM II:

         - The President of the Universite Montpellier II, or his representative.

         - An expert professor at the University Montpellier II, designated by the President of the Universite Montpellier II, or his representative.

In agreement with the other Parties, each Party can invite a person who is renowned for his/her proficiency in the Research Field to join the Steering Committee. This person will participate in the Steering Committee's meetings in an advisory capacity.

Mr. JL lmbach will preside over the Steering Committee.

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5.1.2 POWERS

The Steering Committee's powers are the following:

- To determine the orientation of the COOPERATIVE LABORATORY's research and to define the annual content of the Research Program or any potential changes. To prepare the annual update of Annex 1 described in
         Article 2.

- To make an annual assessment of the means allocated to the COOPERATIVE LABORATORY and to prepare an advanced survey of the resources (personnel, financial resources, equipment) necessary for the Research Program for the following year.

- To prepare a progress report on the COOPERATIVE LABORATORY's work and examine the results obtained.

- To make an annual appraisal of the collaboration, and one year before the expiration of this Agreement, propose to the Parties its possible renewal, in conformity with Article 12 hereafter.

- To decide matters within its competence related to publications and communications, in conformity with Article 8 hereafter.

- In general terms, to ensure that the activities carried out are in compliance with the goals and provisions of this Agreement, and to settle important questions related to the smooth operation of the COOPERATIVE LABORATORY.

5.1.3 MEETINGS

The Steering Committee will meet at least once a year when notified by its Chairman, who can also call a meeting at the request of one of the Parties. Following each meeting, a report is drawn up and sent out to each member of the Steering Committee.

5.2 DIRECTOR OF THE COOPERATIVE LABORATORY

The Director of the COOPERATIVE LABORATORY is appointed jointly by the Parties. For the duration of this Agreement, as stipulated in Article 12, the Director is Mr. Gilles Gosselin.

The Director is responsible for implementing the Research Program and managing the resources allocated by the Parties to the COOPERATIVE LABORATORY.

He oversees the publication and communications projects involving the COOPERATIVE LABORATORY's activities and is responsible for obtaining the Parties' agreement on those projects, as stipulated in Article 8.

He ensures that the personnel involved in the COOPERATIVE LABORATORY's activities respects the discipline and safety regulations, applicable on the premises provided by the UM II.

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ARTICLE 6. PERSONNEL STATUS

The employees from each Patty taking part in the activities of the COOPERATIVE LABORATORY retain their original status with their employer.

Each Party shall continue to assume all the legal, insurance, social security, and tax obligations of the employer towards the employees on its payroll, to ensure their coverage for accidents at work and occupational diseases, and to apply to than all of the administrative prerogatives of management and staff. To this end, each Party shall have at its disposal all necessary elements for assessing its personnel.

Moreover, each Party provides third-party liability insurance for the actions of its staff in the framework of the COOPERATIVE LABORATORY activities. It is understood that each employee must comply with the discipline and safety regulations in force at the UM II, the institution in which the activities of the COOPERATIVE LABORATORY are carried out.

Personnel of the COOPERATIVE LABORATORY shall be authorized to access the restaurants and the university library of the UM II. This access constitutes certain of the resources the UM II is providing to the COOPERATIVE LABORATORY, as defined in Annex 2 attached hereto.

Use of the shared services of the UM II (such as the common service Physical Measurements, the reserve of solvents, the Glassworks service, the Fine Organic Chemistry service [COF], etc.) by the COOPERATIVE LABORATORY shall be invoiced by the relevant service pursuant to the internal tariff applicable at the date of the order.

ARTICLE 7. CONFIDENTIALITY

Each Party promises not to publish, nor to use outside of the cooperation framework, nor to disclose to a third party, in any way whatsoever, any information which belongs to one or another of the Parties and which it could have knowledge of as a result of contacts stemming from this Agreement.

Each Party promises to inform its permanent and temporary staff of the terms of this Article and to ensure that this staff respects them.

This commitment remains effective as long as the information transmitted has not become part of the public domain, and without any violation of any commitments resulting from this article, this does not apply to information in cases where the Party who received this information can prove that it had explicit permission from the party concerned.

If in order to carry on its mission of creating economic value, one of the Parties must disclose confidential information to a third party, this can be done only after written agreement is obtained from the other Parties, specifying the conditions of disclosure.

The Parties consider that for purposes of this Article 7, Novartis and Novartis Affiliates shall not be considered as third parties to this Agreement, and shall be considered as Parties to this Agreement. As a result, each Party shall be authorized to disclose to Novartis and Novartis Affiliates any information which belongs to one or another of the Parties, provided the disclosure

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of this information is materially necessary for Novartis to exercise its rights under the Development, License and Commercialization Agreement and the Master Manufacturing and Supply Agreement.

ARTICLE 8. PUBLICATIONS AND COMMUNICATIONS

The publications and communications relating to the COOPERATIVE LABORATORY's activities are made by mutual agreement between the Parties involved and must state the contribution made by each Party unless one of the parties explicitly requests not to be mentioned.

Any reference to the personnel of the COOPERATIVE LABORATORY in articles, abstracts, speeches or any other form of scientific communication shall contain the following signature: "COOPERATIVE LABORATORY - IDENIX - University of Montpellier II - CNRS".

The Director of the COOPERATIVE LABORATORY must obtain the consent of each Party involved and they must reply within a maximum of [**] after this request. To that end, each Party will designate a representative within the Steering Committee responsible for evaluating publication or communications proposals and for giving his consent in the name of the Party involved.

If no response is received within this time frame, the agreement is considered to be implicit.

All communications or publications projects can be modified or have information withheld when disclosure could harm industrial and commercial use of the results of scientific studies.

In any event, no Party can withhold approval of publication or communication for more than [**] after the request was made unless it has specified the strategic nature of this information. In this event, the decision relating to the nature and duration of the secret is made by the Steering Committee.

The provisions of this Article cannot constitute an obstacle:

- to the obligation of researchers and teacher-researchers to produce an activity report for the organization they are employed by, as this communication does not constitute disclosure with respect to industrial property laws.

- nor to presentations of theses of researchers whose scientific activity is related to this Agreement.

If necessary, researchers can provide a confidential activity report to the Comite National de la Recherche Scientifique, to the Chairman of the CNRS Standing Committee, and also to the President of the University of Montpellier
II. In the same way, theses' presentations can take place behind closed doors.

ARTICLE 9. INDUSTRIAL PROPERTY

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The CNRS who is responsible for creating economic value out of the work of the
Laboratory is mandated by the UM II to represent the Organization and act in its name in the context of monitoring the economic value-creation of the COOPERATIVE LABORATORY's activities.

9.1 RESULTS OBTAINED BY THE COOPERATIVE LABORATORY

Results obtained by the COOPERATIVE LABORATORY, within the framework of research carried out under this Agreement, are owned jointly by the patties. Results ("Results") include, but are not limited to, technical information, laboratory notebooks, data, trade secrets, know how, proprietary information and inventions, documents and materials arising out of such research.

The Parties further agree that any and all rights, title and interest in the technology, inventions, and/or discoveries directly or indirectly relating to the subject matter of the patent applications U.S. application numbers [**] and all continuations, divisionals, continuations-in-part, foreign counterparts, and all other U.S. and international patent filings that claim priority to these applications or to which these applications claim priority are deemed to be included in the results obtained by the COOPERATIVE LABORATORY regardless of whether the work was carried out prior to the formation of the COOPERATIVE LABORATORY and regardless of the person or institution that carried out the work. Such work specifically includes compositions, use and manufacture of [**] for the treatment of [**]. The rules of co-ownership are defined in Annex 3 and are an integral part of this Agreement.

9.2 RESULTS OBTAINED OUTSIDE OF THE COOPERATIVE LABORATORY

In the Research Field, as defined in Article 2, each Party retains ownership of its own research and development activities conducted before the COOPERATIVE LABORATORY was formed or outside of the Research Program conducted collectively within the context of this Agreement.

An Owner Party may grant to others the right to use his knowledge at no cost in order to carry out activities conducted within the context of the COOPERATIVE LABORATORY.

The parties agree that results obtained outside of the Cooperative Laboratory as defined in this Section do not include any and all rights, title and interest in the technology, inventions, and/or discoveries directly or indirectly relating to the subject matter of the patent applications U.S. application numbers [**] and all continuations, divisionals, continuations-in-part, foreign counterparts, and all other U.S. and international patent filings that claim priority to these applications or to which these applications claim priority, which, by agreement of Idenix and the Organization, are expressly deemed to fall under Article 9.1 as Results of the Cooperative Laboratory. The Parties further agree that compositions, use and manufacture of [**] for the treatment of [**] fall under
Article 9.1 and not Article 9.2.

ARTICLE 10. EXPLOITATION OF RESULTS

For the purpose of this article, products and therapeutic procedures for [**] created in the Research Field are defined and considered as being in the Exploitation Field.

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10.1 MANAGING EXPLOITATION

The Parties promise to implement all possible means in order to exploit the results obtained within the COOPERATIVE LABORATORY framework, whether or not those results are patent-protected, co-owned, or are the subject of secret technical files. For this, and subject to the provisions of Article 10.2 below, they will either exploit them directly, or they will search for partners capable of moving said results into the industrial stage, and will sign with these new partners all necessary partnering agreements for licensing options, definitive licenses or transfer of know-how.

10.2 EXPLOITING COOPERATIVE LABORATORY RESULTS

10.2.1 WITHIN THE EXPLOITATION FIELD

a) IDENIX has the exclusive world-wide right to exploit, directly or indirectly, the Results obtained in the Exploitation Field within the framework of the COOPERATIVE LABORATORY, which includes, without limitation, the right to make, have made, use, sell, offer for sale and import the Results of the COOPERATIVE LABORATORY in the Exploitation Field, either directly or indirectly, for all commercial purposes, and the right to enter into license agreements and collaborations on its own or through its affiliates with third parties to authorize such third parties to make, use, sell, offer for sale and import said Results for all commercial purposes, and IDENIX, agrees to pay a royalty to the Organization under the conditions prescribed in Article 11.

b) IDENIX will ensure management of exploitation results within the Exploitation Field, as stipulated in Article 10.1.

c) IDENIX is designated by the Organization to represent the Organization and act in the name of the Organization, as part of the handling of the exploitation of the Results, including, without limitation, entering into collaboration and/or license agreements with third parties.

In this framework, IDENIX shall inform the Organization of any exploitation upon conclusion of any agreement by registered letter with receipt requested.

In addition, in case of exploitation of the Results by a third party, IDENIX shall transmit a copy of the contractual provisions pertaining to the Results stipulated in the signed agreements to the Organization within a period not exceeding four (4) months.

d) In the event that IDENIX foregoes exploiting the results in the context of co-ownership, it is agreed that the Organization may, following IDENIX's written consent, exploit those results instead of IDENIX. In this case, the Organization will pass on to IDENIX a portion of the royalties it will collect, the proportion to be determined case by case, under the conditions stipulated in a signed agreement between the Parties.

10.2.2 OUTSIDE THE EXPLOITATION FIELD

Exploitation management as described in Article 10.1, will be ensured by the Organization outside of the Exploitation Field. The Organization acting by order of and on behalf of the

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Parties, will sign agreements with its new collaborators, provided that it has previously received the written consent of IDENIX with respect to the collaborator and the terms of the contract. IDENIX will not withhold its consent without any legitimate motives. In the event of no response two months after the request, the agreement will be deemed given.

The Organization will pass on to IDENIX a portion of the royalties it will collect, the proportion to be determined case by case, under the conditions stipulated in a signed agreement between the Parties.

10.3 EXPLOITATION OF THE LABORATORY RESULTS

10.3.1 WITHIN THE EXPLOITATION FIELD

In the case of results obtained by the Laboratory during this Agreement, outside of the COOPERATIVE LABORATORY, within the Exploitation Field, IDENIX has priority evaluation rights, for a period of [**], to consider direct exploitation of those results. An exploitation agreement stipulating the royalty conditions will have to be signed by all Owner Parties involved, before any marketing initiative is made.

The Organization recognizes that the Laboratory does not and shall not be subject to an agreement which prevents the Laboratory from acting in compliance with the obligations defined in this Agreement.

10.3.2 OUTSIDE OF THE EXPLOITATION FIELD

In the case of results obtained by the Laboratory outside of the COOPERATIVE LABORATORY, outside of the Exploitation Field, the Organization is totally free to exploit the results without having to inform IDENIX of this or to pay IDENIX any royalties.

ARTICLE 11. ROYALTIES FROM EXPLOITATION OF RESULTS BY IDENIX

In the event of direct or indirect commercial exploitation of the results, IDENIX promises to pay a royalty to the Organization with a fixed rate of [**]% on worldwide sales by IDENIX, its subsidiaries and its licensees of products incorporating the Results, for the duration of this commercial exploitation. The Parties will sign an agreement specifying the terms of the royalty payments before any marketing initiative is made.

For purposes of this Article 11, IDENIX subsidiaries shall be defined as any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with IDENIX; the notion of "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of noncorporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

ARTICLE 12. DURATION - RENEWAL - CANCELLATION

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This agreement, which entered into force on the first of January 1999 for an initial term of four (4) years, was amended and extended for an additional four year term, to expire on December 31st 2006. Not less than one year before the expiry of the agreement, the Steering Committee will gather to make an overall assessment of the results of the collaboration and define the modalities whereby this collaboration shall continue, in terms of scientific objectives and in terms of resources. The Steering Committee will communicate its conclusions to the Parties who will take the decision to stop or continue the collaboration at the expiry of the term of the Agreement. In the latter case, a new agreement shall be executed.

One of the Parties is entitled, by right of law, to terminate this Agreement in the event of non-fulfillment by the other Party of one or more of the obligations mentioned in this agreement. Termination shall only be effective three months after the complaining party has sent a registered letter with acknowledgement of receipt, specifying the reasons for the complaint, unless, within this time frame, the defaulting party fulfils its obligations or proves that this was a case of "force majeure".

Termination shall not exempt the defaulting party from fulfilling its obligations contracted under this agreement prior to the effective time of termination. In addition, the defaulting party shall be liable for any harm suffered by the complaining party due to the early termination of this agreement.

In cast of breach or default by Idenix under this Agreement, Novartis shall be entitled to remedy such breach or default on behalf of Idenix. To this end, the Parties shall provide Novartis with a copy of any notice of breach or default delivered to Idenix, and any related correspondence, at the same time they are delivered to Idenix.

Novartis shall inform the Parties of its decision to remedy Idenix's breach within fifteen (15) business days following receipt by Novartis of the notice of breach served to Idenix. If Novartis elects to remedy Idenix's breach, termination shall only be effective if Novartis fails to remedy Idenix's breach within three (3) months as of receipt by Novartis of the notice of breach served to Idenix.

In the event that Novartis does not exercise its right to remedy such breach or default on behalf of Idenix, and the other Parties become entitled to terminate this Agreement as a result of Idenix's failure to remedy its breach, then prior to the exercise of such right by the Parties, Novartis shall be entitled to assume all of the rights and obligations of Idenix. The other Parties shall accordingly notify Novartis in writing of their intention to terminate this Agreement, and Novartis shall inform such Parties within fifteen (15) business days as to whether it wishes to assume all the rights and obligations of Idenix hereunder. If Novartis elects to assume such rights and obligations, it shall be entitled to an additional fifteen (15) business day period to remedy the breach or default giving rise to the right to terminate as set forth in this Article
12. Novartis shall succeed Idenix and assume all of Idenix's rights and obligations hereunder upon, and without the need for any further action by any Party hereunder other than, Novartis' timely remedy of the breach giving rise to the termination event as set forth in this paragraph of Article 12.

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Each Party acknowledges and agrees that as of the date of execution of this
Restated and Amended Cooperative Agreement there is no breach or event of default existing or continuing by any other Party.

The rights of Novartis provided in Articles 1, 2. 3 and 4.3 of Annex 3 to this Agreement shall cease in case the Development, License and Commercialization Agreement is terminated in whole or in part as a result of a breach by Novartis of its obligations thereunder, or if the Development, License and Commercialization Agreement is terminated by Novartis for convenience.

Notwithstanding expiration of the agreement, or its earlier termination:

         - the provisions provided for in the "Confidentiality" article remain in effect for the time periods stipulated in the aforementioned article,

         - the provisions provided for in the articles "Industrial Propriety", "Exploitation of Results" and "IDENIX Exploitation Royalties" remain in effect.

ARTICLE 13. LITIGATION AND DISPUTES

The Parties shall try to settle out of court all litigation and disputes that could arise from the interpretation of this Agreement. In the case of persistent disagreement, the case will be referred to the court of French competent jurisdiction.

ARTICLE 14. LANGUAGE

This Agreement has been drafted in the English language and in the French language. In case of contradiction between the two versions, the French version shall prevail.

ARTICLE 15. COUNTERPART AND FACSIMILE SIGNATURES

Signatures provided by facsimile transmission shall be deemed to be original signatures.

                                                 Drawn up in Montpellier on:

                                                 ____________________________
                                                 In five original copies

For the Director General of   President of the University   For Idenix SARL and Idenix
the CNRS and on his           Montpellier II                Pharmaceuticals, Inc., The
authority, the Regional                                     Vice President for Europe of
Delegate                                                    Idenix

Michael RETOURNA              Jacques BONNAFE               Jean-Marc ALLAIRE

Novartis Pharma AG
As a limited party to this
Agreement

Subhanu SAXENA, Head,
Business Development and
Licensing - Primary Care

Robert PELZER, General
Counsel

                                    ANNEX 1
                           SCIENTIFIC RESEARCH PROGRAM

The objective of the Scientific Research Program is [**]These new chemical compounds will have to be tested in order to define their potential activity against [**].

The research program will consider [**].

Furthermore, there are plans to include in this program [**]There are plans to [**].

When [**], plans are[**].

In these conditions, and only for the selected compounds, research into improving [**] will be initiated.

                                     ANNEX 2

                     RESOURCES OF THE COOPERATIVE LABORATORY

1 - PERSONNEL

1.1 WORK FORCE

1.1.1 CONTRIBUTION BY THE CNRS:

         -        A part-time Research Director: Dr. G. Gosselin,

         -        A part-time administrative technician: Mrs. MC Bergogne

1.1.2 CONTRIBUTION BY IDENIX

         -        seven Research Engineers and Laboratory Technicians,

         -        eleven laboratory technicians,

         -        two scholarships Doctor Engineer co-financed by the CNRS,

         -        a CIFRE Doctorate student,

         -        a part-time administrative assistant

In total, the contribution of IDENIX, in research personnel, can go up to 20 people.

1.2 PERSONNEL COST BASE

The cost basis for CNRS personnel is determined at the real salary cost, all taxes included (including Doctoral Student Fellowship ("BDI")) without including related administration costs.

The costs for University personnel correspond to the costs of the corresponding categories.

The cost bases for the IDENIX Laboratories personnel are determined based on the real cost of the employed personnel, including the administrative costs related to the personnel, whose activity is devoted entirely to implementing the Research Program.

1.3 FACILITIES

The COOPERATIVE LABORATORY has at its disposal a surface area of at least 200 m located on the fourth floor of building 17, the chemistry annex and a surface area of at least 170 m2 located on the ground floor of building 19.

Any modification of the facilities must be negotiated with the UM II, as needed by the COOPERATIVE LABORATORY and shall be provided in an Annex to this Agreement.

The infrastructure costs of the COOPERATIVE LABORATORY are determined based on the average cost per square meter of the University research facilities, evaluated by the University at the time of execution of this Agreement and shall be updated each year. Those costs are borne entirely by the UM II. In the context of its contribution to the COOPERATIVE LABORATORY and in consideration of the renovation work financed by IDENIX).

1.4 SCIENTIFIC EQUIPMENT AND OPERATIONS

The scientific equipment required for carrying out the Research Program will be [**]The operating costs of the COOPERATIVE LABORATORY (consumable goods, mission costs) will be [**].

Each year, IDENIX will deliver to the UM II a sum of [**]% of the costs for consumable goods, to participate in the additional costs generated by the research.

Schedule of payments:

In December of the current year, payment of a lump sum following assessment of actual costs.

The applicable VAT rate shall be that in force on the date of payment of the invoices.

Invoices shall be transmitted in two copies to IDENIX to the attention of Mr. Jean-Marc Allaire.

The wire payment shall be made upon presentation of the invoice, in the name of the Accounting Officer of the University of Montpellier II. on the account of the General Treasury of Herault:

Account N degrees: [**]
Bank code: 10071
Branch code: 34000
Key: 65

                                   SPREADSHEET

                 COOPERATIVE LABORATORY: ALLOCATION OF RESOURCES

                             FROM 1999 THROUGH 2002

                                       AND

                             FROM 2003 THROUGH 2006

                          1999              2000              2001              2002              Total                  REAL +
                       (in Euros)        (in Euros)        (in Euros)        (in Euros)        (in Euros HT)     REAL    BUDGET
                       ----------  ----  ----------  ----  ----------  ----  ----------  ----  -------------  ---------  -------
   Nature of costs       Budget    REAL    Budget    REAL   Budget     REAL    Budget*   REAL     Budget      1999-2001   2002
--------------------   ----------  ----  ----------  ----  ----------  ----  ----------  ----  -------------  ---------  -------
           Personnel
                CNRS      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
               UM II      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
              IDENIX      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
          Facilities
  Infrastructure and
   environment costs
             (UM II)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
       Renovation of
reception facilities
             (UM II)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
      Renovation and
     modification to
conform to standards
            (Idenix)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
          Scientific
         environment
  Equipment (Idenix)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
    Consumable goods
            (Idenix)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
    Patents (Idenix)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]
       Mission costs
            (Idenix)      [**]     [**]     [**]     [**]     [**]     [**]     [**]               [**]         [**]      [**]

    Sub-total IDENIX      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]         [**]      [**]
     Sub-total UM II      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]         [**]      [**]
      Sub-total CNRS      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]         [**]      [**]
               TOTAL      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]         [**]      [**]

Cooperative Laboratory, Allocation of resources    *revision following 3/29/2002

                          2003              2004              2005              2006              Total             REAL +
                       (in Euros)        (in Euros)        (in Euros)        (in Euros)        (in Euros HT)        BUDGET
  Nature of costs        Budget*   REAL    Budget*   REAL    Budget*   REAL   Budget*    REAL     Budget      REAL   N+1
-------------------    ----------  ----  ----------  ----  ----------  ----  ----------  ----  -------------  ----  ------
           Personnel
                CNRS                                                                               [**]
               UM II                                                                               [**]
              IDENIX      [**]              [**]              [**]              [**]               [**]
          Facilities
  Infrastructure and
   environment costs
             (UM II)      [**]              [**]              [**]              [**]               [**]
       Renovation of
reception facilities
             (UM II)                                                                               [**]
      Renovation and
     modification to
conform to standards
            (Idenix)      [**]              [**]              [**]              [**]               [**]
          Scientific
         environment
  Equipment (Idenix)      [**]              [**]              [**]              [**]               [**]
    Consumable goods
            (Idenix)      [**]              [**]              [**]              [**]               [**]
    Patents (Idenix)      [**]              [**]              [**]              [**]               [**]
       Mission costs
            (Idenix)      [**]              [**]              [**]              [**]               [**]

    Sub-total IDENIX      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]       [**]   [**]
     Sub-total UM II      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]       [**]   [**]
      Sub-total CNRS      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]       [**]   [**]
               TOTAL      [**]     [**]     [**]     [**]     [**]     [**]     [**]     [**]      [**]       [**]   [**]

Cooperative Laboratory, Allocation of resources  *revision following 3/29/2002

                                     ANNEX 3

                             CO-OWNERSHIP SETTLEMENT
                        OF COOPERATIVE LABORATORY RESULTS

Any patents covering the Results obtained in the framework of the COOPERATIVE LABORATORY will be filed in the names of the appropriate parties under the law of the country of the patent filing, but will be exploited according to the terms of this contract for the benefit of all of the Parties. Idenix (or Novartis, as the case may be pursuant to Article 1.1 below) will assume all costs for submitting a patent, for the patent being granted, for maintaining it, and for defending it.

IDENIX (or Novartis, as the case may be the case pursuant to Article 1.1 below), is designated by the Organization to represent the Organization and to act in its name in all administrative procedures concerning Patents.

The co-ownership shares in patents attributed to each of the Parties will be determined at the time of the patent's submission and will be based on the intellectual and financial contributions of the Parties to the invention.

ARTICLE 1. SUBMISSION

1.1 VALUE ENHANCEMENT STRATEGY

During the execution of this agreement, each Party will promptly notify the other Party in writing of the inventions made in the framework of the COOPERATIVE LABORATORY.

IDENIX will evaluate the opportunity and the timing for submitting patents protecting those inventions.

IDENIX will inform the Organization of its decision at the earliest opportunity. The Parties agree that as may be agreed between Idenix and Novartis, Novartis shall be entitled to act as Idenix's designee to submit a patent with Novartis assuming all costs for submitting the patent. When IDENIX or Novartis decide not to submit a patent, they will specify whether this decision is the result of a wish to keep the invention secret or of disinterest in it. In the latter case, the Organization will be able, if it deems this necessary, to proceed with the submission in the conditions stipulated in Article 3 below.

1.2 SUBMISSION PROCEDURES

IDENIX will provide the Organization with the text of patent requests, and will keep it informed of developments in the procedure.

The Organization promises to provide IDENIX with all the necessary materials, technical or administrative, that IDENIX might need for the submission and approval of patents.

IDENIX will choose the representative responsible for submitting the request and shall provide such information to the Organization.

The Parties promise that the name of the inventors will be mentioned in agreement with the legal provisions in effect, in the patent requests.

The Parties are committed to ensuring that their employees, mentioned as inventors, provide all the signatures and accomplish all the formalities required for submission, approval, enforcement, and protection of the aforesaid patents, in particular that they sign the assignment of rights in accordance with the American procedure.

ARTICLE 2. CO-OWNERSHIP EXPLOITATION EXPENSES

IDENIX or Novartis as the case may be pursuant to Article 1.1 above, will cover all of the administrative costs for patents.

ARTICLE 3. ABANDONMENT OF RIGHTS

If IDENIX or Novartis is not interested in submitting a patent, it will have to notify, in a timely manner and in writing, the Organization that can then proceed with the submission in its name and at its expense.

ARTICLE 4. INFRINGEMENT OF PATENT

4.1. The co-owners will inform each other mutually in the shortest time possible of any instance of infringement of patent by third parties that they are aware of and/or any claim or patent infringement action brought against them, and will provide each other with all of the necessary elements at their disposal allowing them to evaluate the nature and the impact of such.

4.2. If one of the Parties estimates that the observed infringement could significantly impact the exploitation of one or more patents, it can consult the other Party to discuss the most appropriate measures to end the infringement.

4.3. The Parties hereby grant IDENIX the first, full and sole right to enforce or defend any patent obtained covering Results at IDENIX' sole expense, and the Organization agrees to cooperate, assist, and participate in any litigation that IDENIX deems necessary or desirable to defend such patents. In addition, the Parties agree that as may be agreed between Idenix and Novartis, Novartis shall be entitled to act as Idenix's designee to exercise Idenix's first right to enforce or defend any patent obtained covering the Results with the costs of, and any amount recovered or owed resulting from, any enforcement or defense action or proceeding to be allocated between Novartis and IDENIX in accordance with the Development, License and Commercialization Agreement. If IDENIX or Novartis elects in writing not to defend or enforce a patent being infringed, then the Organization is granted the second, full and sole right to enforce or defend any patent obtained covering Results at the Organization's sole expense, and then IDENIX agrees to cooperate, assist, and participate in any litigation that the Organization deems necessary or desirable to defend such patents.

4.4. Subject to the provisions of Section 4.3 of this Article 4 above, any damages awarded to the Parties by the courts will be shared between the Parties in proportion to their participation in external expenses incurred to prosecute the action successfully.

4.5. If the Organization does not want to exercise the second right to enforce the patent, either CNRS or UM II may individually take legal action at its own expense, wherein IDENIX and the other party agree to cooperate, assist and participate in any such litigation. In this case, all damages will be awarded to the litigating party in full.

4.6. The Parties make a mutual commitment to provide all documents, powers, and signatures to each other that they might need to undertake the legal actions in accordance with the stipulations contained in all of the provisions of this
Article 4.

4.7. Subject to the provisions of Section 4.3 of this Article 4 above, if any patent infringement actions were brought against one of the Parties for using co-ownership Results, based on use of patents and/or of know-how obtained in the framework of the COOPERATIVE LABORATORY, the other Parties will communicate information they have for its defense. If the accused Party is condemned following a patent infringement action, it will not implicate the other Parties. In particular, it will refrain from calling another party in warranty [impleading] and will not request any indemnity, nor refund of sums of any kind already delivered to that party, nor any reduction in sums still owed at the time of the final legal decision.

ARTICLE 5. ASSIGNMENT OF RIGHTS

Each co-owner can dispose of all or part of its co-ownership rights for patents or patent requests and the corresponding secret technical files. The third Party assignee will then be subrogated to the assignor in all rights and obligations resulting from co-ownership of the securities under consideration.

Prior to any partial or total assignment of a co-ownership right, the assignor Party must notify the other co-proprietor of its intention to assign its rights in a registered letter mailed to the other co-owner, naming the potential third Party assignee, and specifying the financial conditions of the assignment. In this case, the other co-owners will benefit by virtue of a preemptive right to financial conditions at least equal to those consented to the third Party. This preemptive right will stand for a period of two months following notification. At the end of this time, the assignor Party will benefit from the assignment authorization automatically.

The right of notice and preemption prior to an assignment of patent or technical rights does not apply in the case of the sale of all or substantially all of the assets of the party, in which case the co-ownership right flows automatically with the asset sale to the new owner of the assets. The new owner of all or substantially all of the assets of the prior co owner must confirm in writing its agreement to the co-ownership provisions set forth in this Agreement.

Provided the third Party assignee has confirmed previously in a registered letter with acknowledgement of receipt, addressed to the co-owner who is not assigning rights, his total support for the contents of the current co-ownership regulations, the assignee will be subrogated by right of law to the assignor in the rights and obligations provided for in the aforementioned regulations.

CNRS warrants and represents that it is the sole owner of all inventions, conceptions, trade secrets, technical developments and patents of Dr. Gilles Gosselin carried out or accomplished in the course of Dr. Gosselin's research and Results in the Cooperative Laboratory. CNRS has not granted any rights held by the Cooperative Laboratory to any other entity, and no government entity or other entity holds such rights other than CNRS.

UM II warrants and represents that it is the sole owner of all inventions, conceptions, trade secrets, technical developments and patents of Dr. Jean-Louis Imbach carried out or accomplished in the course of Dr. Imbach's research and Results in the Cooperative Laboratory. UM II has not granted any rights held by the Cooperative Laboratory to any other entity, and no government entity holds such rights other than UM II.

ARTICLE 6. DURATION OF CO-OWNERSHIP

All of these provisions will apply as long as the last intellectual property rights subjected to co-ownership remain in force.